Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-75026 of TransTechnology Corporation on Form S-8 of our report dated October 9, 2002, appearing in this Annual Report on Form 11-K of TransTechnology Corporation Retirement Savings Plan for the year ended March 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

October 9, 2002